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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

          Employment Agreement dated as of April 13, 1998 between ARTHUR W. STRATTON, JR. (the "Executive") and PARAGON HEALTH NETWORK, INC., a Delaware corporation (the "Company").

          WHEREAS, the Company desires to employ the Executive as its Vice-Chairman of the Board, Chief Operating Officer and President, and the Executive desires to accept such employment, for the term and upon the other conditions hereinafter set forth; and

          WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company.

     NOW, THEREFORE, the parties agree as follows:

          1.  Employment. The Company hereby employs the Executive, and the
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Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth herein.

          2.  Term.  This Agreement shall become effective on the date of the
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consummation of the transactions contemplated by the Agreement and Plan of
Merger dated as of April 13, 1998 among the Company, Mariner Health Group, Inc. ("Yank") and Paragon Acquisition Sub, Inc. (the "Effective Date"). This Agreement is for the four-year period (the "Term") commencing on the Effective Date and terminating on the fourth anniversary of the Effective Date, or upon the Executive's earlier death, disability or other termination of employment pursuant to Section 11; provided, however, that commencing on the fourth anniversary of the Effective Date and on each anniversary thereafter, the Term shall automatically be extended for one additional year unless, not later than 90 days prior to any such anniversary, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect.

          3.  Position. During the Term, the Executive shall serve as Vice-
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Chairman of the Board, Chief Operating Officer and President of the Company or
in such other senior executive position in the Company as the Executive shall approve.

          4.  Duties and Reporting Relationship.  During the Term, the Executive
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shall, on a full time basis, use his skills and render services to the best of his abilities in supervising and conducting the operations of the Company and shall not engage in any other business activities except with the prior written approval of the Board of Directors of the Company (the "Board") or its duly authorized designee. Notwithstanding the preceding sentence, nothing contained herein shall prevent the Executive from (a) serving as a director of any company, provided, that, the Executive is not required to devote a material
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amount of his time to such service or (b) except as provided in Section 15(c), acquiring an investment in any entity, provided, that, the Executive does not
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participate in the management or operation of such entity. The Executive shall report to
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the Chief Executive Officer of the Company and the Executive shall have responsibility and authority to oversee the general operations of the Company and to assist the Chief Executive Officer of the Company in the overall strategic policies, management and leadership of the Company. The Executive shall also perform such other executive and administrative duties (not inconsistent with the position of Vice-Chairman of the Board, Chief Operating Officer and President) as the Executive may reasonably be expected to be capable of performing on behalf of the Company, as may from time to time be authorized or directed by the Board or the Chief Executive Officer of the Company. The Executive agrees to be employed by the Company in all such capacities for the Term, subject to all the covenants and conditions hereinafter set forth.

          5.  Place of Performance.  The Executive shall perform his duties and
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conduct his business at the principal executive offices of the Company, except for required travel on the Company's business.

          6.  Salary and Annual Bonus.
              -----------------------

              (a) Base Salary. The Executive's base salary hereunder shall be
                  -----------
$850,000 a year, payable monthly. The Board shall review such base salary at least annually and make such adjustment from time to time as it may deem advisable, but the base salary shall not at any time be less than $850,000 a year.

              (b) Annual Bonus. The Company shall provide the Executive with an
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annual bonus plan providing the Executive with an opportunity to earn an annual bonus equal to between fifty percent (50%) and one hundred fifty percent (150%) of his base salary if the Company achieves for the relevant year certain financial targets established pursuant to such plan.

          7.  Vacation, Holidays and Sick Leave.  During the Term, the Executive
              ---------------------------------
shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers.

          8.  Business Expenses. The Executive shall be reimbursed for all
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ordinary and necessary business expenses incurred by him in connection with his employment upon timely submission by the Executive of receipts and other documentation as required by the Internal Revenue Code and in conformance with the Company's normal procedures.

          9.  Pension and Welfare Benefits.  During the Term, the Executive
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shall be eligible to participate fully in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements available to senior officers of the Company generally. In addition, the Company shall reimburse the Executive for all out-of-pocket costs incurred and paid by the Executive relating to the health care of the Executive and his dependents that are not covered by the health benefit plans or arrangements of the Company or its subsidiaries through the later of the Date of Termination or the seventh anniversary of the Effective Date.

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          10.  Stock Options.  The Company, pursuant to the terms of its stock
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option plan (and as approved by the Compensation Committee of the Board of
Director), shall grant to the Executive as of the Effective Date, stock options to purchase 1,000,000 shares of common stock of the Company. Such stock options shall, in accordance with the Company's stock option plan (i) expire ten (10) years from the Effective Date or ninety (90) days after the Executive's Date of Termination, if earlier, (ii) vest and become exercisable on each of the four anniversaries of the Effective Date in the amount equal to one-fourth (1/4) of the stock options granted, (iii) be exercisable, in the event of the Executive's termination of employment, for a period of ninety (90) days following his Date of Termination; and (iv) have an exercise price per share equal to the fair market value of a share of common stock of the Company as of the Effective Date. The Executive shall be eligible for additional stock option awards under the stock option plan of the Company and, in this regard, the compensation committee of the Board may consider whether, but not be obligated, to award the Executive additional stock options under such plan.

            11.  Termination of Employment.
                 -------------------------

                 (a) General.  The Executive's employment hereunder may be
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terminated without any breach of this Agreement only under the following circumstances.

                 (b)  Death or Disability.
                      -------------------

                      (i) The Executive's employment hereunder shall automatically terminate upon the death of the Executive.

                      (ii) If, as a result of the Executive's incapacity due to physical or mental illness, the Executive is unable to perform the essential functions of his job for any one hundred eighty (180) days (whether or not consecutive) during any twelve (12) month period, and no reasonable accommodation can be made that will allow Executive to perform his essential functions, the Company may terminate the Executive's employment hereunder for any such incapacity (a "Disability").

                 (c) Termination by the Company.  The Company may terminate the
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Executive's employment hereunder at any time, whether or not for Cause. For purposes of this Agreement, "Cause" shall mean (i) the failure or refusal by the Executive to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), which has not ceased within ten (10) days after a written demand for substantial performance is delivered to the Executive by the Company, which demand identifies the manner in which the Company believes that the Executive has not performed such duties, (ii) the engaging by the Executive in willful misconduct or an act of moral turpitude which is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct described in Section 15) or (iii) the conviction of the Executive of, or the entering of a plea of nolo contendere by, the Executive with respect to, a felony. Notwithstanding the foregoing, the Executive's employment hereunder shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority

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of the entire membership of the Board, other than the Executive, at a meeting of the Board at which the Executive recuses himself (after written notice to the Executive and a reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive should be terminated for Cause.

                 (d) Termination by the Executive. The Executive shall be
                     ----------------------------
entitled to terminate his employment hereunder (A) for Good Reason, (B) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor or (C) without the Executive's express written consent, any failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence (without the Executive's express written consent), following a Change in Control during the term of this Agreement, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                 (i) any change in the Executive's title, authorities, responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the Change in Control or from his status, title, position or responsibilities (including reporting responsibilities) which were in effect following a Change in Control pursuant to the Executive's consent to accept any such change; the assignment to him of any duties or work responsibilities which are inconsistent with such status, title, position or work responsibilities; or any removal of the Executive from, or failure to reappoint or reelect him to any of such positions, except if any such changes are because of Disability, retirement, death or Cause;

                 (ii) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person (as defined in Section 11(h)(i) below) in control of the Company provided in no event shall any such reduction reduce the Executive's base
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     salary below $850,000;

                 (iii) the relocation of the Executive's office at which he is to perform his duties, to a location more than fifty (50) miles from the

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     location at which the Executive performed his duties prior to the Change in
     Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations prior to the Change in Control;

                 (iv) the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                 (v) the failure by the Company to continue to provide the Executive with benefits substantially similar in value to the Executive in the aggregate to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, unless the Executive participates after the Change in Control in other comparable benefit plans generally available to senior executives of the Company and senior executives of any Person in control of the Company;

                 (vi) the adverse and substantial alteration of the nature and quality of the office space within which the Executive performed his duties prior to a Change in Control, as well as in the secretarial and administrative support provided to the Executive, provided, however, that a reasonable alteration of the nature and quality of the office space or the secretarial or administrative support provided to the Executive as a result of reasonable measures implemented by the Company to effectuate a cost-reduction or consolidation program shall not constitute Good Reason hereunder; or

                 (vii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 11(f) below; for purposes of this Agreement, no such purported termination shall be effective.

The Executive's continued employment for 6 months shall constitute consent to, and a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                 (e) Voluntary Resignation. Should the Executive wish to resign
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from his position with the Company or terminate his employment for other than
Good Reason during the Term, the Executive shall give sixty (60) days written notice to the Company ("Notice Period"), setting forth the reasons and specifying the date as of which his resignation is to become effective. During the Notice Period, the Executive shall cooperate fully with the Company in achieving a smooth transition of the Executive's duties and responsibilities to such person(s) as may be designated by the Company. The Company reserves the right to accelerate

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the Date of Termination by giving the Executive notice and payment of amounts due to the Executive under Section 6(b) and, to the extent applicable, Section 6(c) for the balance of the Notice Period. The Company's obligation to continue to employ the Executive or to continue payment of the amounts described in the preceding sentence shall cease immediately if: (1) the Executive has not satisfied his obligations to cooperate fully with a smooth transition or (2) the Company has grounds to terminate the Executive's employment immediately for Cause.

                 (f) Notice of Termination. Any purported termination of the
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Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 19. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                 (g) Date of Termination. "Date of Termination" shall mean (i)
                     -------------------
if the Executive's employment is terminated because of death, the date of the Executive's death, (ii) if the Executive's employment is terminated for Disability, the date Notice of Termination is given, (iii) if the Executive's employment is terminated pursuant to Subsection (c), (d) or (e) hereof or for any other reason (other than death or Disability), the date specified in the Notice of Termination (which, in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given, and in the case of a termination for any other reason shall not be less than thirty (30) days (sixty (60) days in the case of a termination under Subsection (e) hereof) from the date such Notice of Termination is given).

                  (h) Change in Control. For purposes of this Agreement, a
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Change in Control of the Company shall have occurred if:

               (i) any "Person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries,
     (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company's common stock or (5) Apollo Management, L.P., any of its affiliates and any investments funds managed by it (collectively, "Apollo"))), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities;

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               (ii) during any period of not more than two consecutive years, not including any period prior to the date of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (other than Apollo) who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 1l(h)) whose election by the Board or nomination for election by the Company's stockholders was (A) made pursuant to the Stockholders Agreement dated as of November 4, 1997, as amended as of April 13, 1998, or (B) approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than both
     (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation in which no person acquires 50% or more of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) other than such a sale or disposition to Apollo.

          (i) Resignation as Member of Board. If the Executive's employment by
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the Company is terminated for any reason, the Executive hereby agrees that he shall simultaneously submit his resignation as a member of the Board in writing on or before the Date of Termination. If the Executive fails to submit such required resignation in writing, the provisions of this Section 11(i) may be deemed by the Company to constitute the Executive's written resignation as a member of the Board effective as of the Date of Termination.

          (j)  Return of Property. When the Executive shall cease to be employed
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by the Company, the Executive shall promptly surrender to the Company all
Company property, including without limitation, all records and other documents obtained by him or entrusted to him during the course of his employment with the Company provided, however, that the Executive may retain copies of such
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documents as necessary for the Executive's personal records for federal income tax purposes.

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          12.  Compensation During Disability, Death or Upon Termination.
               ---------------------------------------------------------

          (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 1 l(b)(ii) hereof, provided that payments so made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive with respect to such period under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

          (b) If the Executive's employment is terminated by his death or Disability, the Company shall pay (i) any amounts due to the Executive under
Section 6(b) through the date of such termination and (ii) an amount equal to the bonus he would have received for the fiscal year that ends on or immediately after the Date of Termination, assuming the Company achieved the lowest target level for which a bonus is paid under the plan described in Section 6(c), prorated for the period beginning on the first day of the fiscal year in which occurs the Date of Termination through the Date of Termination. In addition, if the Executive's employment is terminated by his death, the Company shall continue to pay to his estate his salary for an additional six months at the rate then in effect.

          (c) If the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.

          (d) If (A) following a Change in Control the Company shall terminate the Executive's employment in breach of this Agreement, or (B) following a Change in Control the Executive shall terminate his employment for Good Reason, then

               (i) the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due;

               (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an aggregate amount equal to the product of (A) the sum of (1) the Executive's annual salary rate in effect as of the Date of Termination and (2) the average of the annual bonuses actually paid to the Executive by the Company with respect to the two fiscal years which immediately precede the year of the Term in which the Date of Termination

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

     occurs provided if there was a bonus or bonuses paid to the Executive with
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     respect only to one fiscal year which immediately precedes the year of the
     Term in which the Date of Termination occurs, then such single year's bonus or bonuses shall be utilized in the calculation pursuant to this clause
     (2), provided, further, that for purposes of this Agreement, if the Date of
          ------------------
     Termination occurs before the end of the first fiscal year that ends after the Effective Date, the amount of the bonus paid by the Company to the Executive shall be deemed to be $850,000 and (B) the number three (3);

               (iii) the Company shall (x) continue coverage for the Executive, on the same terms and conditions as would be applicable if the Executive were an active Employee, under the Company's life insurance, medical, health, disability and similar welfare benefit plans for a period equal to the greater of the remainder of the Term and eighteen (18) months, and (y) provide the benefits which the Executive would have been entitled to receive pursuant to any supplemental retirement plan maintained by the Company had his employment continued at the rate of compensation specified herein for the remainder of the Term. Benefits otherwise receivable by the Executive pursuant to clause (x) of this Section 12(d)(iii) shall be reduced to the extent comparable benefits are actually received by the Executive from a subsequent employer during the period during which the Company is required to provide such benefits, and the Executive shall report any such benefits actually received by him to the Company; and

               (iv) the payments provided for in this Section 12(d) (other than Section 12(d)(iii)) shall be made not later than the thirtieth day following the Date of Termination, provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 16 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code (as defined in Section 16)) as soon as the amount thereof can be determined but in no event later than the sixtieth (60th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount determined by the Company within six (6) months after payment to have been due, such excess shall constitute a loan by the Company to the Executive, payable no later than the thirtieth (30th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section 12(d), the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside

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

     counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

          (e) If prior to any Change of Control the Company shall terminate the Executive's employment without Cause or the Executive terminates his employment under clause (C) of Section 11(d) hereof, then

               (i) the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due;

               (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an aggregate amount equal to the product of (A) the sum of (1) the Executive's annual salary rate in effect as of the Date of Termination and (2) the average of the annual bonuses actually paid to the Executive by the Company with respect to the two fiscal years which immediately precede the year of the Term in which the Date of Termination occurs provided if there was a bonus or bonuses paid to
                                ---------
     the Executive with respect only to one fiscal year which immediately precedes the year of the Term in which the Date of Termination occurs, then such single year's bonus or bonuses shall be utilized in the calculation pursuant to this clause (2), provided, further, that for purposes of this
                                  -------------------
     Agreement, if the Date of Termination occurs before the end of the first fiscal year that ends after the Effective Date, the amount of the bonus paid by the Company to the Executive shall be deemed to be $850,000 and (B) the lesser of (x) the number three (3) and (y) the greater of (aa) the number of years (including partial years) remaining in the Term and (bb) the number two (2); such amount to be paid in substantially equal monthly installments during the period commencing with the month immediately following the month in which the Date of Termination occurs and ending with the month corresponding to the end of the Term hereunder; and

               (iii) the Company shall (x) continue coverage for the Executive, on the same terms and conditions as would be applicable if the Executive were an active employee, under the Company's life insurance, medical, health, disability and similar welfare benefit plans for a period equal to the greater of the remainder of the Term and eighteen (18) months, and (y) provide the benefits which the Executive would have been entitled to receive pursuant to any supplemental retirement plan maintained by the Company had his employment continued at the rate of compensation specified herein for the remainder of the Term. Benefits otherwise receivable by the Executive pursuant to clause (x) of this Section 12(e)(iii) shall be reduced to the extent comparable benefits are actually received by the Executive from a subsequent employer during the period during which the Company is required to provide such benefits, and the Executive shall report any such benefits actually received by him to the Company.

          (f) If the Executive shall terminate his employment under clause (B) of Sections 11(d) or 11(e) hereof, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.

          (g) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 12 by seeking other employment or otherwise, and, except as provided in Sections 12(d) and 12(e) hereof, the amount of any payment or benefit provided for in this Section 12 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits.

          (h) Release. Prior to making any payment pursuant to Sections
              -------
12(d)(ii) and 12(d)(iii) or Sections 12(e)(ii) and 12(e)(iii), whichever is applicable, the Company shall have the right to require the Executive to sign, and the Executive hereby agrees to sign, an agreement to be bound by the terms of Section 15 of this Agreement and a waiver of all claims the Executive may have (including any claims under the Age Discrimination in Employment Act), other than claims for payments or benefits hereunder or claims for indemnification for director or officer liability, in connection with the termination of the Executive's employment with the Company and the Company may withhold payment of such amount until the period during which the Executive may revoke such waiver (normally seven days) has elapsed.

          (i)  Continuation of Health Care Reimbursement.  Nothing in this
               -----------------------------------------
Section 12 or elsewhere in this Agreement shall reduce in any way the Company's obligations set forth in the second sentence of Section 9 hereof to reimburse the Executive for all out-of-pocket costs incurred and paid by the Executive relating to the health care of the Executive and his dependents that are not covered by the health benefit plans or arrangements of the Company or its subsidiaries through the later of the Date of Termination or the seventh anniversary of the Effective Date.

          13.  Representations and Covenants.
               -----------------------------

          (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms. The Company agrees and covenants that it will (i) provide the Executive with customary director and officer indemnification; and (ii) maintain director and officer liability insurance which is of a type customarily maintained by companies of similar size and with a similar business as the Company.

          (b) The Executive represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement. The Executive agrees and covenants that he will obtain, and submit to, such physical examinations as may be necessary to facilitate the Company obtaining an insurance policy for its benefit insuring the life of the Executive.

          14.  Successors: Binding Agreement.
               -----------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (b) This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

          15.  Confidentiality and Non-Competition Covenants.
               ---------------------------------------------

          (a) The Executive covenants and agrees that he will not at any time during or at any time after the end of the Term, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company or its subsidiaries, Confidential Information (as hereinafter defined) that is treated as trade secrets by the Company and will not at any time during or for a period of five
(5) years after the end of the Term, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company or its subsidiaries, any other Confidential Information. As used herein, "Confidential Information" of the Company means information of any kind, nature or description which is disclosed to or otherwise known to the Executive as a direct or indirect consequence of his association with the Company, which information is not generally known to the public or in the business in which the Company is engaged or which information relates to specific investment opportunities within the scope of the Company's business which were considered by the Executive or the Company during the term of this Agreement. Confidential Information that is treated as confidential trade secrets by the Company shall include, but not be limited to, strategic operating plans and budgets, policy and procedure manuals, computer programs, financial forms and information, patient or resident lists and accounts, supplier information, accounting forms and procedures, personnel policies, information pertaining to the salaries, positions and performance reviews of the Company's employees, information on the methods of the Company's operations, research and data developed by or for the benefit of the Company and information relating to revenues, costs, profits and the financial condition of the Company. During the Term and for a period of two years following the termination of the Executive's employment, the Executive shall not induce any employee of the Company or its subsidiaries to terminate his or her employment by the Company or its subsidiaries in order to obtain employment by any person, firm or corporation affiliated with the Executive.

          (b) The Executive covenants and agrees that any information, materials, ideas, discoveries, techniques or programs developed or discovered by the Executive in connection with the performance of his duties hereunder shall remain the sole and exclusive property of the Company and, to the extent it constitutes Confidential Information, shall be subject to the covenants contained in the preceding paragraph.

          (c) The Executive covenants and agrees that during the Term and, if the Executive's employment is terminated by the Executive for other than Good Reason, for a period of two (2) years following the termination of the Executive's employment, the Executive shall not, directly or indirectly, own an interest in, operate, join, control, or participate as a partner, director, principal, officer, or agent of, enter into the employment of, or act as a consultant to, in any case in which he has control or supervision over a significant portion of any entity (i) whose principal business is the operation of one or more skilled nursing facilities or (ii) which operates a skilled nursing business that is material in relation to the Company's comparable business and (iii) in either case, which derives at least 10% of its skilled nursing facility revenue from facilities which are located within 35 miles of a center or facility operated by the Company. Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 15(c) shall not prevent the Executive from acquiring securities representing not more than 5% of the outstanding voting securities of any publicly held corporation.

          (d) Without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in this Section 15, it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief, without the necessity of proving actual monetary loss, to prevent any such violation or any continuing violation thereof. Each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in this Section 15, any term, restriction, covenant or promise contained herein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency. The covenants contained in Section 15 shall survive the conclusion of the Executive's employment by the Company.

          16.  Prohibition on Parachute Payments.
               ---------------------------------

          (a) Notwithstanding any other provisions of this Agreement (other than Section 27), in the event that at any time on or after the first anniversary of the Effective Date any payment or benefit received or to be received by the Executive in connection with a Change in

Control of the Company or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including, without limitation, base salary and bonus payments, being hereinafter called "Total Payments") would not be deductible (in whole or in part), by the Company, an affiliate or any Person making such payment or providing such benefit as a result of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), (A) such cash payments shall first be reduced (if necessary, to zero), and (B) all other non-cash payments by the Company to the Executive shall next be reduced (if necessary, to zero). For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, including by reason of section 280G(b)(4)(A) of the Code, (iii) such payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (ii); and
(iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

          (b) Other than as provided in Section 27 hereof, if it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Section 16, the aggregate "parachute payments" paid to or for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of section 280G of the Code, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of section 280G of the Code; and (ii) interest on the amount set forth in clause
(i) of this sentence at the rate provided in section 1274(b)(2)(B) of the Code from the date of the Executive's receipt of such excess until the date of such payment.

          17.  Entire Agreement.  This Agreement contains all the understandings
               ----------------
between the parties hereto pertaining to the matters referred to herein, and on the Effective Date shall supersede all undertakings and agreements, whether oral or in writing, concerning the Executive's employment with the Company or any of its predecessors; provided, however, that the rights, duties and obligations of
                  -----------------
the parties identified in Section 27 hereof under or with respect to the Yank Employment Agreement (as defined in Section 27) shall be as set forth in Section 27 hereof. Notwithstanding the foregoing, nothing contained in this Section is intended to supercede or otherwise modify any of the Executive's rights under any existing stock option award or any of the Executive's vested rights under any employee benefit plan or program in which the Executive participates. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

          18.  Amendment or Modification. Waiver.  No provision of this
               ---------------------------------
Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

          19.  Notices  Any notice to be given hereunder shall be in writing and
               -------
shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

            To Executive at:    Arthur W. Stratton, Jr.
                                136 Rockport Road
                                Weston, Massachusetts  02193

            To the Company at:  Paragon Health Network, Inc.
                                One Ravinia Drive, Suite 1500
                                Atlanta, Georgia  30346

          Any notice delivered personally or by courier under this Section 19 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

          20.  Severability. If any provision of this Agreement or the
               ------------
application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

          21.  Survivorship.  The respective rights and obligations of the
               ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          22.  Governing Law: Attorney's Fees.
               ------------------------------

          (a) This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts of laws principles.

          (b) The prevailing party in any dispute arising out of this Agreement shall be entitled to be paid its reasonable attorney's fees incurred in connection with such dispute from the other party to such dispute.

          23.  Dispute Resolution.  The Executive and the Company shall not
               ------------------
initiate legal proceedings relating in any way to this Agreement or to the Executive's employment or termination from employment with the Company until thirty days after the party against whom the claim is made ("respondent") receives written notice from the claiming party of the specific nature of any purported claims and the amount of any purported damages attributable to each such claim. The Executive and the Company further agree that if respondent submits the claiming party's claim to the CPR Institute for Dispute Resolution, JAMS/Endispute, or other local dispute resolution service for nonbinding mediation prior to the expiration of such thirty day period, the claiming party may not institute arbitration or other legal proceedings against respondent until the earlier of: (a) the completion of good-faith mediation efforts or (b) 90 days after the date on which the respondent received written notice of the claimant's claim(s); provided, however, that nothing in this Section 23 shall prohibit the Company from pursuing injunctive or other equitable relief against the Executive prior to, contemporaneous with, or subsequent to invoking or participating in these dispute resolution processes. The Company shall pay the cost of the mediator.

          24.  Headings.  All descriptive headings of sections and paragraphs in
               --------
this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

          25.  Withholdings  All payments to the Executive under this Agreement
               ------------
shall be reduced by all applicable withholding required by federal, state or local tax laws.

          26.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          27.  Yank Employment Agreement Matters.  Immediately upon this
               ---------------------------------
Agreement becoming effective, Executive's employment with Yank shall, for all purposes under the Amended and Restated Employment Agreement dated as of October 20, 1997 by and between Yank and Executive (the "Yank Employment Agreement"), be deemed terminated by Yank pursuant to Section 5(b)(i) of the Yank Employment Agreement as of the Effective Date, and as of the Effective Date Executive shall be entitled to, and vested in, all rights and remedies available to Executive under Sections 5(e)(iii), 5(f), 5(h), 8 and 9(b) of the Yank Employment Agreement resulting from such termination. The Company hereby assumes the duties of Yank pursuant to Sections Sections 5(e)(iii), 5(f), 5(h), 8 and 9(b) of the Yank Employment Agreement and shall perform all such duties and obligations in full in a timely manner. On the Effective Date, the Company shall pay to Executive, in satisfaction of Section 5(e)(iii)(A) and clause (y) of the first sentence of Section 5(f) of the Yank Employment Agreement, by wire transfer to an account specified by Executive an amount equal to $9,922,041 plus any amounts required to be paid to Executive pursuant to Section 5(h) of the Yank Employment Agreement (subject to any applicable payroll or other taxes required to be withheld). Section 16 of this Agreement shall not be applicable to any payments required to be made to Executive pursuant to this Section 27 or the Yank Employment Agreement. For purposes of Section 16 of this Agreement, no payments by the Company or Yank pursuant to this Section 27 or the Yank Employment Agreement shall be considered in determining whether the limitations set forth in Section 16 apply to, or shall be used as the basis for reducing any payments required to be made to Executive pursuant to this Agreement in connection with, any Change in Control of the Company or the termination of Executive's employment after the Effective Date.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                PARAGON HEALTH NETWORK, INC.


                                BY:          /s/ Keith B. Pitts
                                   --------------------------------------
                                NAME:            Keith B. Pitts
                                TITLE:   Chairman of the Board, President
                                           and Chief Executive Officer



                                THE EXECUTIVE


                                     /s/ Arthur W. Stratton, Jr., M.D.
                                ----------------------------------------
                                Arthur W. Stratton, Jr., M.D.